AMENDMENT
                                       TO
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            NAL FINANCIAL GROUP INC.

     This AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this "Amendment") made and entered into as of this 17th day of September, 1997 by and between NAL FINANCIAL GROUP INC., a Delaware corporation (the "Company"), and BRIDGE ROPE & CO., AS NOMINEE FOR MERRILL LYNCH WORLD INCOME FUND, INC. ("Holder") amends that certain Warrant to Purchase Common Stock of NAL Financial Group Inc., dated September 12, 1996, given by the Company to the Holder (the "Warrant").

     WHEREAS, the parties hereto desire to amend the Warrant to fix the Exercise Price at which the Warrant may be exercised.

     NOW, THEREFORE, for and in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant.

          2. Section 2.1 of the Warrant is hereby amended and restated in its entirety to read as follows:

               2.1 Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $.71875 per share of common stock, as adjusted pursuant to Section 11 hereof.

          3. Section 11.5 of the Warrant is hereby deleted in its entirety.

          4. Except as otherwise provided herein, the terms and provisions of the Warrant shall remain in full force and effect.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have



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executed this Amendment as of the date first written above.

                                       NAL FINANCIAL GROUP INC.

                                       By: /s/ Robert R. Bartolini
                                           ---------------------------------
                                          Name: Robert R. Bartolini
                                                ----------------------------
                                          Title: Chairman and CEO
                                                 ---------------------------


                                       [BRIDGE ROPE & CO., AS NOMINEE FOR]
                                       MERRILL LYNCH WORLD INCOME FUND, INC.

                                       By: /s/ Daniel Luchansky
                                           ---------------------------------
                                          Name: Daniel Luchansky
                                                ----------------------------
                                          Title: Vice President
                                                 ---------------------------




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